CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Somerset International Group, Inc. (the "Company") on Form 10-QSB for the six months ending June 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, John X. Adiletta, Chief Executive Officer, and Chief Financial Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-QSB for the period ending June 30, 2005, fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)

The information contained such Quarterly Report on Form 10-QSB for the period ending June 30, 2005 fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

Dated: August 12, 2005

 Somerset International Group, Inc.

By:	/s/ John X. Adiletta

Chief Executive Officer and

Chief Financial Officer